Exhibit 99.1
CONTACT:
Investor Relations
DealerTrack
(888) 450-0478
investorrelations@dealertrack.com
DEALERTRACK HOLDINGS REPORTS THIRD QUARTER 2009
FINANCIAL RESULTS
Updates Guidance for Full Year 2009
Lake Success, NY, November 4, 2009 — DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the three and nine month periods ended September 30, 2009.
GAAP Results for the Third Quarter 2009
•	Revenue for the quarter was $58.8 million, as compared to $60.5 million for the third quarter of 2008.

•	GAAP net loss for the quarter was $(0.2) million, as compared to GAAP net loss of $(2.6) million for the third quarter of 2008.

•	GAAP net loss per share for the quarter was $(0.01), as compared to GAAP net loss of $(0.07) per share for the third quarter of 2008.
Non-GAAP Results for the Third Quarter 2009
•	Adjusted EBITDA for the quarter was $10.8 million, as compared to $12.4 million for the third quarter of 2008.

•	Cash net income for the quarter was $5.2 million, as compared to $8.8 million for the third quarter of 2008.

•	Diluted cash net income per share for the quarter was $0.13, as compared to $0.21 per share for the third quarter of 2008.
GAAP Results for the Nine Months Ended September 30, 2009
•	Revenue for the nine months was $172.4 million, as compared to $188.0 million for the same period in 2008.

•	GAAP net loss for the nine months was $(3.7) million, as compared to GAAP net income of $2.8 million for the same period in 2008.

•	GAAP net loss per share for the nine months was $(0.09), as compared to GAAP diluted net income of $0.07 per share for the same period in 2008.
Non-GAAP Results for the Nine Months Ended September 30, 2009
•	Adjusted EBITDA for the nine months was $26.3 million, as compared to $40.1 million for the same period in 2008.

•	Cash net income for the nine months was $15.6 million, as compared to $28.0 million for the same period in 2008.

•	Diluted cash net income per share for the nine months was $0.38, as compared to $0.65 per share for the same period in 2008.

GAAP net loss and cash net income for the third quarter, as well as the first nine months of 2009, were negatively impacted by a $0.8 million (net of taxes), or approximately $0.02 per share, contingent earn out compensation expense associated with our 2007 acquisition of AutoStyleMart. Additionally, for the first nine months of 2009, both GAAP net loss and cash net income were favorably impacted by an approximately $1.1 million, or $0.03 per share, tax benefit as a result of filing several amended prior year state tax returns, and were negatively impacted by an approximately $4.5 million (net of taxes) or $0.11 per share, restructuring charge, of which $2.6 million (net of taxes), or $0.06 per share, was a non-cash expense. Additionally, cash net income for the first nine months of 2009, was favorably impacted by a realized gain of approximately $0.9 million (non-taxable), or $0.02 per share, relating to the sale of securities. The tax benefit and the realized gain on the sale of securities were recognized during the second quarter of 2009 and the restructuring charge was in the first quarter of 2009.
For the first nine months of 2008, GAAP net income includes a realized loss of $5.7 million (non-taxable), or $0.13 per share, related to the impairment of certain auction rate securities. Both cash net income and Adjusted EBITDA exclude this loss.
Guidance for 2009 Annual Performance
Due to our performance in the third quarter, the impact of the government’s Cash for Clunkers program, and the acquisition related earn-out payment, DealerTrack has updated revenue and GAAP and non-GAAP earnings guidance for the full year 2009 as follows:
Expected GAAP Results
•	Revenue for the year is expected to be between $227.0 million and $229.0 million, compared to the previous guidance of $228.0 million to $232.0 million

•	GAAP net loss for the year is expected to be between $(4.9) million and $(3.4) million, compared to the previous estimate of $(4.3) million to $(2.8) million.

•	GAAP net loss per share for the year is expected to be between $(0.12) and $(0.08), compared to the previous estimate of $(0.11) to $(0.07).
Expected Non-GAAP Results
•	Adjusted EBITDA for the year is expected to be between $33.0 million and $35.0 million, compared to the previous estimate of $32.0 million to $34.0 million.

•	Cash net income for the year is expected to be between $19.9 million and $21.4 million, compared to the previous estimate of $17.9 million to $19.4 million.

•	Diluted cash net income per share for the year is expected to be between $0.48 and $0.52, compared to the previous estimate of $0.43 to $0.47.
GAAP net loss per share guidance for the year is based on an assumed 40.3 million basic weighted average shares outstanding. Diluted cash net income per share guidance for the year is based on an assumed 41.3 million diluted weighted average shares outstanding.
The revised guidance assumes that for 2009 new car sales will be 10.5 million units and used car sales will be 12.5 million units. The guidance also includes the expected impact of the Chrysler and General Motors bankruptcies and related franchise terminations, including the Saturn wind down.

Mark O’Neil, chairman and chief executive officer of DealerTrack, commented, “We are pleased with our results for the quarter which we believe clearly illustrate the operating leverage in our business. For the third quarter, we posted an adjusted EBITDA margin of 18%, our highest level in the past twelve months as we benefitted from increased volumes from the Cash for Clunkers program.” O’Neil continued, “Despite the near-term headwinds associated with the ‘hangover’ effect from the Cash for Clunkers program and additional dealership closures, we are constructive on the long-term outlook for our business. We are seeing signs of modest improvement in both new car sales and credit. We believe DealerTrack is extremely well positioned to benefit from a pick up in auto sales, as well as continued growth in our subscription business. Given our performance in the third quarter and our continued focus on cost controls, we are raising our non-GAAP earnings guidance for the year and remain confident with our ability to generate strong cash flows.”
Conference Call
DealerTrack will host a conference call to discuss its third quarter 2009 results, 2009 guidance and other matters on November 4, 2009 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at http://ir.dealertrack.com/eventdetail.cfm?EventID=71993. In addition, a live audio of the call will be accessible to the public by calling 888-510-1762 (domestic) or 719-325-2431 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the DealerTrack website until November 19, 2009.
Non-GAAP Financial Measures
The non-GAAP measures of adjusted EBITDA and cash net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income (loss). Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses and excludes restructuring charges, acquisition related compensation earn out expense and professional service fees and a realized gain or (loss) on securities. Cash net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding non-cash stock-based compensation expense (net of taxes), the amortization of acquired identifiable intangibles (net of taxes) and net non-cash realized gain or (loss) on securities (non-taxable). Adjusted EBITDA and cash net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities as the purchase accounting treatment of acquisitions can have a negative impact on our net income because the depreciation and amortization expenses associated with acquired assets, as well as particular intangibles (which tend to have a relatively short useful life), can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and other business statistics as a measure of operating performance in addition to net income (loss) and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and cash net income information is useful to investors for these reasons. Adjusted EBITDA and cash net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and cash net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and cash net income to GAAP net income (loss), in Attachment 4 to this press release.

About DealerTrack (www.dealertrack.com)
DealerTrack’s intuitive and high-value software solutions enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, agents and aftermarket providers. Our solution set for dealers is the industry’s most comprehensive. DealerTrack operates the industry’s largest online credit application network, connecting over 17,000 dealers with over 750 financing sources. Our Dealer Management System (DMS) provides dealers with easy-to-use tools with real-time data access that will streamline any automotive business. With DealerTrack Inventory Optimization, dealers get better data along with the tools to make smarter, more profitable inventory decisions. Our Sales and F&I solution enables dealers to streamline the entire sales process, quickly structuring all types of deals from a single integrated platform. DealerTrack’s Compliance solution helps dealers meet legal and regulatory requirements and protect their hard-earned assets. DealerTrack’s family of companies also includes data and consulting services providers, ALG (Automotive Lease Guide) and Chrome Systems. For more information, visit www.dealertrack.com.
Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding DealerTrack’s expected 2009 performance; assumptions relating to the improvement in both car sales and credit, the long-term outlook for its business, and DealerTrack’s growth and cash flow expectations; and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.
Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; reductions in auto dealerships by General Motors and Chrysler in the United States; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; the volatility of DealerTrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its 2008 Annual Report on Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Attachment (1)     Actual Results: Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2009	2008

Net revenue	$58,809	$60,525

Cost of revenue	28,665	27,940
Product development	3,391	2,875
Selling, general and administrative	25,471	26,654

Total operating expenses	57,527	57,469
Income from operations	1,282	3,056
Interest and other income, net	168	1,160
Realized loss on securities	—	(5,664)

Income (loss) before provision for income taxes	1,450	(1,448)
Provision for income taxes	(1,665)	(1,155)

Net loss	$(215)	$(2,603)

Basic net loss per share applicable to common stockholders	$(0.01)	$(0.07)
Diluted net loss per share applicable to common stockholders	$(0.01)	$(0.07)
Weighted average shares outstanding (a)	39,705,553	39,769,935
Weighted average shares outstanding assuming dilution (a)	39,705,553	39,769,935

EBITDA (non-GAAP) (b)	$9,683	$6,713
EBITDA margin (non-GAAP) (c)	16%	11%
Adjusted EBITDA (non-GAAP) (b)	$10,760	$12,377
Adjusted EBITDA margin (non-GAAP) (c)	18%	20%
Cash net income (non-GAAP) (b)	$5,243	$8,844
Diluted cash net income per share applicable to common stockholders (non-GAAP) (d) (e)	$0.13	$0.21

(a)	Weighted average shares outstanding and weighted average shares outstanding assuming dilution for the three months ended September 30, 2009 and 2008 exclude 636,000 and 889,000, respectively, outstanding shares of restricted common stock as they are considered “participating securities” under ASC Topic 260-10-45.

(b)	See Reconciliation Data in Attachment 4.

(c)	Represents EBITDA and adjusted EBITDA as a percentage of net revenue.

(d)	For the three months ended September 30, 2009, the computation of diluted cash net income per share of $0.13 under ASC Topic 260-10-45 assumes cash net income applicable to common stockholders of approximately $5,163,000 divided by weighted average shares assuming dilution of 40,827,079.

(e)	For the three months ended September 30, 2008, the computation of diluted cash net income per share of $0.21 under ASC Topic 260-10-45 assumes cash net income applicable to common stockholders of approximately $8,656,000 divided by weighted average shares assuming dilution of 40,832,829.

Attachment (1)     Actual Results: Nine-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008

Net revenue	$172,379	$188,014

Cost of revenue	86,638	84,431
Product development	11,037	9,101
Selling, general and administrative	83,069	84,396

Total operating expenses	180,744	177,928

(Loss) income from operations	(8,365)	10,086

Interest and other income, net	837	3,702
Realized gain (loss) on securities	1,393	(5,664)

(Loss) income before benefit (provision) for income taxes	(6,135)	8,124
Benefit (provision) for income taxes	2,482	(5,323)

Net (loss) income	$(3,653)	$2,801

Basic net (loss) income per share applicable to common stockholders (a)	$(0.09)	$0.07
Diluted net (loss) income per share applicable to common stockholders (a)	$(0.09)	$0.07
Weighted average shares outstanding (b)	39,435,766	40,965,069
Weighted average shares outstanding assuming dilution (b)	39,435,766	42,085,358

EBITDA (non-GAAP) (c)	$19,369	$33,951
EBITDA margin (non-GAAP) (d)	11%	18%
Adjusted EBITDA (non-GAAP) (c)	$26,261	$40,101
Adjusted EBITDA margin (non-GAAP) (d)	15%	21%
Cash net income (non-GAAP) (c)	$15,575	$27,954
Diluted cash net income per share applicable to common stockholders (non-GAAP) (e) (f)	$0.38	$0.65

(a)	Basic net income per share applicable to common stockholders for the nine months ended September 30, 2008 was calculated in accordance with ASC Topic 260-10-45, and assumes approximately $2,743,000 of net income applicable to common stockholders. The computation of diluted net income per share applicable to common stockholders of $0.07 under ASC Topic 260-10-45 assumes net income applicable to common stockholders of approximately $2,745,000 divided by weighted average shares assuming dilution of 42,085,358.

(b)	Weighted average shares outstanding and weighted average shares outstanding assuming dilution for the nine months ended September 30, 2009 and 2008 exclude 599,000 and 865,000, respectively, outstanding shares of restricted common stock as they are considered “participating securities” under ASC Topic 260-10-45.

(c)	See Reconciliation Data in Attachment 4.

(d)	Represents EBITDA and adjusted EBITDA as a percentage of net revenue.

(e)	For the nine months ended September 30, 2009, the computation of diluted cash net income per share of $0.38 under ASC Topic 260-10-45 assumes cash net income applicable to common stockholders of approximately $15,347,000 divided by weighted average shares assuming dilution of 40,375,786

(f)	For the nine months ended September 30, 2008, the computation of diluted cash net income per share of $0.65 under ASC Topic 260-10-45 assumes cash net income applicable to common stockholders of approximately $27,391,000 divided by weighted average shares assuming dilution of 42,085,358.

Attachment (2)     Condensed Consolidated Balance Sheets
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$189,576	$155,456
Short-term investments	1,399	43,350
Accounts receivable, net	21,090	18,462
Prepaid expenses and other current assets	13,673	11,961

Total current assets	225,738	229,229

Property and equipment, net	14,133	13,448
Software and web site development costs, net	19,535	12,705
Intangible assets, net	46,431	44,405
Goodwill	132,955	114,886
Deferred taxes and other long-term assets	26,462	22,542

Total assets	$465,254	$437,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$29,999	$23,723
Deferred revenue	4,943	5,609
Due to acquirees and other current liabilities	1,016	2,100

Total current liabilities	35,958	31,432

Long-term liabilities	10,860	9,563

Total liabilities	46,818	40,995
Total stockholders’ equity	418,436	396,220

Total liabilities and stockholders’ equity	$465,254	$437,215

Attachment (3)     Condensed Consolidated Statements of Cash Flow
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flow
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities
Net (loss) income	$(3,653)	$2,801
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	26,288	29,387
Stock-based compensation expense	13,988	10,428
Deferred tax benefit	(4,848)	(1,866)
Provision for doubtful accounts and sales credits	6,478	5,980
Realized (gain) loss on securities	(1,393)	5,664
Changes in operating assets and liabilities, net of effects of acquisitions	(2,989)	(8,158)
Other	(1,746)	94

Net cash provided by operating activities	32,125	44,330

Cash flows from investing activities
Payment for acquisition of acquired businesses and intangible assets, net of acquired cash	(34,680)	(3,489)
Sale of investments, net	44,569	99,179
Capitalized software and web site development costs	(9,977)	(6,797)
Capitalized expenditures	(4,197)	(4,909)
Other	225	262

Net cash (used in) provided by investing activities	(4,060)	84,246

Cash flows from financing activities
Proceeds from stock-based plans	2,852	2,334
Purchase of treasury stock	(352)	(44,820)
Other	1,046	(293)

Net cash provided by (used in) financing activities	3,546	(42,779)

Net increase in cash and cash equivalents	31,611	85,797
Effect of exchange rate changes on cash and cash equivalents	2,509	(1,057)
Cash, beginning of period	155,456	50,564

Cash, end of period	189,576	135,304

Attachment (4)     Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2009	2008

GAAP net loss	$(215)	$(2,603)
Interest income	(194)	(1,105)
Interest expense	27	87
Provision for income taxes	1,665	1,155
Depreciation and amortization	3,429	3,704
Amortization of acquired identifiable intangibles	4,971	5,475

EBITDA (non-GAAP)	9,683	6,713
Restructuring (a)	(17)	—
Acquisition related professional fees (b)	94	—
Acquisition-related earn-out compensation expense (c)	1,000	—
Realized loss on securities	—	5,664

Adjusted EBITDA (non-GAAP)	$10,760	$12,377

(a)	Includes adjustments to the first quarter 2009 costs related to a reduction in workforce.

(b)	Acquisition related costs are expensed as incurred.

(c)	Contingent earn-out compensation expense associated with the 2007 acquisition of AutoStyleMart.
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2009	2008

GAAP net loss	$(215)	$(2,603)
Non-cash stock-based compensation charges, net of taxes	2,131	2,218
Amortization of acquired identifiable intangibles, net of taxes	3,327	3,565
Realized loss on securities	—	5,664

Cash net income (non-GAAP) (a)	$5,243	$8,844

(a)	The three months ended September 30, 2009, includes $1.0 million contingent earn-out compensation expense ($0.8 million, net of taxes) associated with the 2007 acquisition of AutoStyleMart.

Attachment (4)     Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008

GAAP net (loss) income	$(3,653)	$2,801
Interest income	(937)	(3,813)
Interest expense	153	253
(Benefit) provision for income taxes	(2,482)	5,323
Depreciation and amortization	10,895	9,785
Amortization of acquired identifiable intangibles	15,393	19,602

EBITDA (non-GAAP)	19,369	33,951
Restructuring (a)	6,692	—
Acquisition related professional fees (b)	593	486
Realized (gain) loss on securities	(1,393)	5,664
Acquisition related earn-out compensation expense (c)	1,000	—

Adjusted EBITDA (non-GAAP)	$26,261	$40,101

(a)	Includes costs related to a reduction in workforce, a plant relocation related to DealerTrack’s Digital Services business and a gain related to DealerTrack’s exit from the SCS business.

(b)	Acquisition related costs are expensed as incurred.

(c)	Contingent earn-out compensation expense associated with the 2007 acquisition of AutostyleMart.

Attachment (4)      Reconciliation Data — (continued)
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008

GAAP net (loss) income	$(3,653)	$2,801
Non-cash stock-based compensation charges, net of taxes (a)	9,387	6,736
Amortization of acquired identifiable intangibles, net of taxes	10,304	12,753
Realized loss on securities	—	5,664
Realized non-cash gain on conversion of security (b)	(463)	—

Cash net income (non-GAAP)(c)	$15,575	$27,954

(a)	The nine months ended September 30, 2009, includes $3.9 million in non-cash charges related to the restructuring ($2.6 million, net of taxes).

(b)	Non-taxable.

(c)	The nine months ended September 30, 2009, includes $930,000 in realized gain relating to the sale of a security and $1.0 million contingent earn-out compensation expense ($0.8 million, net of taxes) associated with the 2007 acquisition of AutoStyleMart.

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Loss to
Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2009
	Expected Range

GAAP net loss	$(4.9)	$(3.4)
Interest income	(1.1)	(1.1)
Interest expense	0.3	0.3
Benefit from income taxes (a)	(2.9)	(2.4)
Depreciation and amortization	14.6	14.6
Amortization of acquired identifiable intangibles	20.1	20.1

EBITDA (non-GAAP)	26.1	28.1
Restructuring (b)	6.7	6.7
Acquisition related professional fees (c)	0.6	0.6
Acquisition related earn-out compensation expense (d)	1.0	1.0
Realized gain on securities	(1.4)	(1.4)

Adjusted EBITDA (non-GAAP)	$33.0	$35.0

(a)	Includes an approximately $1.1 million tax benefit as a result of filing several amended prior year state tax returns.

(b)	Includes costs related to a reduction in workforce, a plant relocation related to DealerTrack’s Digital Services business and a gain related to DealerTrack’s exit from the SCS business.

(c)	Acquisition related costs are expensed as incurred.

(d)	Contingent earn-out compensation expense associated with the 2007 acquisition of AutoStyleMart.
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Loss to
Forward-looking Non-GAAP Cash Net Income
(Dollars in millions)
Unaudited)

	Year Ending
	December 31, 2009
	Expected Range

GAAP net loss	$(4.9)	$(3.4)
Non-cash stock-based compensation charges, net of taxes (a)	11.7	11.7
Amortization of acquired identifiable intangibles, net of taxes	13.6	13.6
Realized non-cash gain on conversion of a security (b)	(0.5)	(0.5)

Cash net income (non-GAAP) (c)	$19.9	$21.4

(a)	Includes $3.9 million in non-cash charges related to the restructuring ($2.6 million, net of taxes).

(b)	Non-taxable.

(c)	Includes $930,000 in realized gain relating to the sale of a security and $1.0 million contingent earn-out compensation expense ($0.8 million, net of taxes) associated with the 2007 acquisition of AutoStyleMart.

Attachment (5)     Summary of Business Statistics (Unaudited)
DEALERTRACK HOLDINGS, INC.

	Three months ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2009	2009	2009	2008	2008
Active U.S. dealers (a)	17,241	18,047	18,998	19,652	21,001
Active U.S. financing sources (b)	790	755	736	733	706
Transactions processed (c) (in thousands)	13,804	13,157	14,327	14,296	19,219
Active U.S. lender to dealer relationships (d)	120,305	123,885	134,475	156,437	179,102
Subscribing dealers (e)	13,959	14,115	14,646	14,342	14,229

(a)	We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the DealerTrack network during the most recently ended calendar month.

(b)	We consider a financing source to be active in our DealerTrack network as of a date if it is accepting credit application data electronically from U.S. dealers in the DealerTrack network.

(c)	Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Digital Services and DealerTrack Canada networks at the end of a given period.

(d)	Each lender to dealer relationships represents a pair between an active U.S. financing source and an active U.S. dealer.

(e)	Dealers with one or more active subscription on the U.S. and Canadian networks.

	Three months ended
	Sep 30,	June 30,	March 31,	December 31,	Sept 30,
	2009	2009	2009	2008	2008
Transaction revenue (in thousands)	$25,483	$24,645	$24,041	$24,924	$33,007
Subscription revenue (in thousands)	$28,978	$29,028	$27,943	$25,630	$23,797
Other revenue (in thousands)	$4,348	$4,197	$3,716	$4,138	$3,721
Average transaction price	$1.85	$1.87	$1.68	$1.74	$1.72
Average monthly subscription revenue per subscribing dealership (a)	$692	$686	$635	$595	$557

(a)	Represents subscription revenue divided by subscribing dealers at the end of a given period in the DealerTrack and DealerTrack Canada networks.
TRAK-E ###